99.1
FOR IMMEDIATE RELEASE

NRG Solar and SunPower Agree to Build 250-Megawatt
California Valley Solar Ranch
- Construction Planned to Begin in 2011 -

PRINCETON, N.J. and SAN JOSE, Calif.; November 30, 2010 - NRG Solar, a subsidiary of NRG Energy, Inc. (NYSE: NRG) and SunPower Corp. (Nasdaq: SPWRA, SPWRB) today announced groundbreaking agreements to begin construction next year of the 250-megawatt (MW) California Valley Solar Ranch in San Luis Obispo County. The solar power plant is expected to create approximately 350 jobs during construction, will power about 100,000 homes and will be one of the largest photovoltaic solar power plants in the world, when complete. NRG Solar plans to invest up to $450 million of equity in the project over the next four years, subject to final total project cost and negotiation of the financing terms and conditions.

Under the agreement announced today, NRG will, subject to certain conditions, assume all ownership and financing responsibilities for the California Valley Solar Ranch. SunPower will continue to develop the project, and will design, build, operate and maintain the solar power plant. Construction is expected to start in the second half of 2011, with a portion of the project expected to begin operating by the end of 2011 and the balance coming on line in 2012 and 2013. When fully operational, the solar power plant will help California achieve its 33% renewable portfolio standard.

The project is currently seeking a loan guarantee from the U.S. Department of Energy's (DOE) Loan Guarantee Program Office, which supports accelerated commercial use of innovative energy technologies to help sustain economic growth, yield environmental benefits, and produce a more stable and secure energy supply. The DOE Loan Guarantee Program Office has provided a draft term sheet for the California Valley Solar Ranch project, which is a significant milestone in the process leading to a conditional loan guarantee commitment.

“California Valley Solar Ranch will be an important component of our multi-technology portfolio of clean, zero-emission solar power facilities,” said Tom Doyle, president of NRG Solar. “We are pursuing large-scale photovoltaic projects across the Southwest and working with like-minded companies that can ensure our projects will be exceptionally successful. SunPower has the proven technology and experience building solar power plants around the world to deliver a well-designed solar project that will be a major contributor to helping California meet its ambitious renewable portfolio standard by the end of the decade.”

“This partnership with NRG Solar and the DOE represents a major milestone in delivering 250 megawatts of clean, renewable solar power to California's electricity customers,” said Howard Wenger, president of the utility and power plants business group at SunPower. “For two years, SunPower has been working to develop this project responsibly, with respect for the environment and the community. We are delighted to have found in NRG a partner that shares our vision to build a solar power plant in San Luis Obispo County that enhances the local economy, protects local habitat and generates emission-free solar power for California. The DOE is playing a critical leadership role in supporting renewable energy that provides economic and environmental benefits, as well as a secure, stable energy supply in the U.S.”

California Valley Solar Ranch has executed 25-year power purchase agreements with Pacific Gas & Electric for delivery of 250 megawatts. The power purchase agreements have been approved by the California Public Utilities Commission. The closing of the NRG and SunPower agreements announced today is subject to the satisfaction of customary closing conditions and the completion of development, including obtaining required permitting and regulatory approvals.

By the end of 2010, SunPower will have installed more than 1,500 megawatts of solar power systems worldwide, including 400 megawatts of ground-mounted power plants.

About NRG Solar
NRG Solar is a subsidiary of NRG Energy, Inc., a Fortune 500 and S&P 500 Index company that owns and operates one of the country's largest and most diverse power generation portfolios. Headquartered in Princeton, NJ, the Company's power plants provide nearly 26,000 megawatts of generation capacity-enough to supply nearly 21 million homes. NRG's retail businesses, Reliant Energy and Green Mountain Energy Company, combined serve more than 1.8 million residential, business, commercial and industrial customers. With investments in solar, wind and nuclear power, as well as electric vehicle infrastructure, NRG is working to help America transition to a clean energy economy. More information is available at www.nrgenergy.com.

NRG Solar is responsible for developing, constructing, financing and operating a multi-technology portfolio of solar power assets in North America. NRG owns the largest operating photovoltaic solar project in California, a 21 MW facility in Blythe. The solar power generated at Blythe alone will displace approximately 27,000 tons of carbon dioxide emissions annually-the equivalent of taking over 4,800 cars off the road.

NRG Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG's expectations regarding the California Sun Valley Ranch solar project and forward-looking statements typically can be identified by the use of words such as “will,” “expect,” “believe,” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the inability to reach final definitive agreements with SunPower, the inability to develop and maintain successful partnering relationships, and the receipt of Federal loan guarantees.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

About SunPower
Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet's most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company's experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

SunPower Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. SunPower uses words and phrases such as “agree to,” “to begin,” “expected to,” “will,” “plans to,” “the process leading to,” “a major milestone” and similar terms to identify forward-looking statements in this press release, including forward-looking statements regarding (a) the agreements to build the 250 MW California Valley Solar Ranch (CVSR), (b) the plans to begin construction of CVSR next year, (c) NRG Solar's plan to invest up to $450 million of equity in CVSR, (d) NRG's assumption of ownership and financing responsibilities for CVSR, (e) SunPower's development, construction and operation of CVSR, (f) CVSR to begin operating by the end of 2011, and the balance coming on line in 2012 and 2013, (g) CVSR's ability to obtain a conditional DOE loan guarantee commitment, (h) CVSR's delivering 250MW of solar power, and (i) SunPower's expected installation of 1500 megawatts of solar power systems worldwide, including 400 megawatts of ground-mounted power plants by the end of 2010. Such forward-looking statements are based on information available to SunPower as of the date of this release and involve a number of risks and uncertainties, some beyond SunPower's control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) unanticipated delays or difficulties securing necessary permits, licenses or other governmental approvals; (ii) unanticipated delays or difficulties securing necessary land use rights; (iii) construction difficulties or potential delays in the project implementation process; (iv) availability of debt or equity financing for CVSR, including NRG Solar reaching an agreement regarding financing terms for $450 million of equity investment for CVSR ; (v) early termination or failure to meet conditions precedents in the agreements between NRG and SunPower for the financing, development, completion and sale of the CVSR project; (vi) inability of SunPower and NRG to reach final definitive agreements regarding the development and construction of CVSR; (vii) inability of SunPower and NRG or DOE to maintain a successful partnership relationship; (viii) DOE approval of the DOE loan guarantee commitment; (ix) the risk of continuation of supply of products and components from suppliers; (x) unanticipated problems with deploying the systems on sites; (xi) evolving law including permitting, financing, grid interconnection, technical, and other customer or regulatory requirements, and SunPower's and NRG's ability to satisfy such requirements; (xii) general business and economic conditions, and growth trends in the solar power industry; (xiii) the continuation of governmental and related economic incentives promoting the use of solar power; and (xiv) other risks described in SunPower's Annual Report on Form 10-K for the year ended January 3, 2010 and Quarterly Report on Form 10-Q for the quarter ended October 3, 2010, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing SunPower's views as of any subsequent date, and SunPower is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

NRG Contacts:

Media:	Investors:
Meredith Moore	Nahla Azmy
609.524.4522	609.524.4526

David Knox	Stefan Kimball
713.795.6106	609.524.4527

Lori Neuman	Erin Gilli
609.524.4525	609.524.4528

SunPower Contacts:

Media:	Investors:
Ingrid Ekstrom	Bob Okunski
510.260.8368	408.240.5447
iekstrom@sunpowercorp.com	bokunski@sunpowercorp.com